EXHIBIT 99.1

A10 Networks, Inc. Reports Fourth Quarter and Year 2016 Financial Results

SAN JOSE, Calif., February 9, 2017 -- A10 Networks, Inc. (NYSE: ATEN), a leading secure application services company, today announced financial results for its fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Financial Summary

•	Record revenue of $64.0 million, grew 13 percent year-over-year

•	GAAP net loss of $1.8 million or $0.03 per share

•	Non-GAAP net income of $2.3 million or $0.03 per share

Year 2016 Financial Summary

•	Record revenue of $230.0 million, grew 16 percent over 2015

•	GAAP net loss of $20.9 million or $0.32 per share

•	Non-GAAP net loss of $2.7 million or $0.04 per share

•	Deferred revenue grew 28 percent year-over-year to reach $92.9 million

•	Ended the year with $114 million in cash, cash equivalents and marketable securities, an increase of $16 million from last year

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“The fourth quarter was a strong close to the year with revenue exceeding guidance and growing 13 percent year-over-year to reach $64 million. Our record performance was driven by strong demand for our security solutions and continued expansion with cloud provider, service provider and web-scale customers,” said Lee Chen, president and chief executive officer of A10 Networks. “We also continued to drive leverage through our operating structure to make significant improvements in our bottom-line results, while at the same time, investing in key areas of our business.”

Management Transition
A10 Networks announced that Greg Straughn has decided to step down from the role of CFO effective as of the filing of the company’s 10-K. Straughn will remain with the company as an advisor until April to help facilitate a smooth transition. The board of directors has appointed Shiva Natarajan as the company’s interim CFO effective upon Straughn’s resignation. The company has initiated a search for a successor to Straughn.

“I would like to thank Greg for his service and many contributions to A10 over the past six years and wish him the best in his new pursuits. Greg was instrumental in taking the company public, has served as a trusted spokesperson to the investment community, and implemented many of the programs needed to foster and support our growth,” said Chen. “Greg also built a great finance team with a deep bench of talent. With over 20 years of accounting and leadership experience, we are confident Shiva will do a great job leading the organization through this transition.”

Natarajan joined A10 Networks in September 2015 as the company’s vice president and controller and is responsible for global accounting operations. Prior to A10 Networks, Natarajan served as vice president, controller and chief accounting officer at Fluidigm Corporation. Prior to that, he held several roles at Applied Micro Circuits Corporation including vice president, chief accounting officer and interim chief financial officer. Natarajan also served as corporate controller of Open-Silicon, and director of accounting at Silicon Image. Previously, Natarajan was with Ernst & Young LLP, where he was a Senior Manager of Assurance and Advisory Business Services. Natarajan is a Certified Public Accountant and holds a Bachelor of Science from the University of Calcutta.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its fourth quarter and year 2016 financial results. These materials are accessible from the “Investors” section of the A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its fourth quarter and year 2016 results and outlook for its first quarter of 2017. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investors” section of the A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10098758. The press release and supplemental financials will be accessible from the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to meet our financial goals for the year, including expanding our addressable market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the success of any future acquisitions or investments in complementary companies, products, services or technologies and the ability to successfully integrate acquisitions such as Appcito, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation ii) amortization expense related to acquisition and (iii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a secure application services company, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

Investor Contact:
Maria Riley
The Blueshirt Group
415-217-7722
investors@a10networks.com

or

Media Contact:
Ben Stricker
A10 Networks
+1-916-842-9813
bstricker@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenue:
Products	$43,474	$39,464	$153,920	$138,301
Services	20,527	17,160	76,083	60,654
Total revenue	64,001	56,624	230,003	198,955
Cost of revenue:
Products	10,383	9,595	37,680	33,096
Services	4,143	4,071	17,230	15,672
Total cost of revenue	14,526	13,666	54,910	48,768
Gross profit	49,475	42,958	175,093	150,187
Operating expenses:
Sales and marketing	26,488	29,273	104,360	104,531
Research and development	15,469	13,301	60,700	54,843
General and administrative	6,867	6,933	27,063	27,055
Litigation and settlement expense	30	265	2,089	2,204
Total operating expenses	48,854	49,772	194,212	188,633
Income (loss) from operations	621	(6,814)	(19,119)	(38,446)
Other income (expense), net:
Interest expense	(27)	(127)	(424)	(509)
Interest and other income (expense), net	(2,184)	(165)	(640)	(332)
Total other income (expense), net	(2,211)	(292)	(1,064)	(841)
Loss before income taxes	(1,590)	(7,106)	(20,183)	(39,287)
Provision for income taxes	196	250	757	747
Net loss	$(1,786)	$(7,356)	$(20,940)	$(40,034)
Net loss per share:
Basic and diluted	$(0.03)	$(0.12)	$(0.32)	$(0.64)
Weighted-average shares used in computing net loss per share:
Basic and diluted	67,505	63,678	65,701	62,428

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
GAAP net loss	$(1,786)	$(7,356)	$(20,940)	$(40,034)
Stock-based compensation	3,853	3,615	16,922	16,861
Amortization expense related to acquisition	252	—	505	—
Litigation and settlement expense	—	—	836	686
Non-GAAP net income (loss)	$2,319	$(3,741)	$(2,677)	$(22,487)
Non-GAAP net income (loss) per share:
Basic and diluted	$0.03	$(0.06)	$(0.04)	$(0.36)
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	67,505	63,678	65,701	62,428
Diluted	73,146	63,678	65,701	62,428

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$28,975	$98,117
Marketable securities	85,372	—
Accounts receivable, net of allowances	66,755	57,778
Inventory	15,070	18,291
Prepaid expenses and other current assets	5,137	5,064
Total current assets	201,309	179,250
Property and equipment, net	8,219	8,903
Goodwill and intangible assets	7,940	—
Other non-current assets	3,870	4,398
Total Assets	$221,338	$192,551
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,851	$10,508
Accrued liabilities	31,525	27,757
Deferred revenue, current	61,334	49,572
Total current liabilities	102,710	87,837
Deferred revenue, non-current	31,574	23,232
Other non-current liabilities	988	1,414
Total Liabilities	135,272	112,483
Stockholders’ Equity:
Common stock and additional paid-in capital	328,870	301,887
Accumulated other comprehensive loss	(45)	—
Accumulated deficit	(242,759)	(221,819)
Total Stockholders' Equity	86,066	80,068
Total Liabilities and Stockholders' Equity	$221,338	$192,551

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(20,940)	$(40,034)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,267	8,716
Stock-based compensation	16,922	16,861
Provision for doubtful accounts and sales returns	1,731	2,531
Other non-cash items	875	(82)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,319)	(5,977)
Inventory	892	(430)
Prepaid expenses and other assets	(96)	(405)
Accounts payable	(334)	1,109
Accrued liabilities	3,140	5,344
Deferred revenue	20,104	15,583
Other	(464)	175
Net cash provided by operating activities	18,778	3,391
Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	40,628	—
Purchases of marketable securities	(126,231)	—
Purchases of property and equipment	(4,872)	(3,477)
Purchase of intangible asset	(1,500)
Payment for acquisition	(4,380)	—
Net cash used in investing activities	(96,355)	(3,477)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	10,334	6,019
Repurchase of common stock	(1,799)	—
Other	(100)	279
Net cash provided by financing activities	8,435	6,298
Net increase (decrease) in cash and cash equivalents	(69,142)	6,212
Cash and cash equivalents - beginning of period	98,117	91,905
Cash and cash equivalents - end of period	$28,975	$98,117